UNITED STATES
SECURITIES AND EXCHANGE COMMISSION
Washington, D.C. 20549

FORM 8-K

CURRENT REPORT

PURSUANT TO SECTION 13 OR 15(d) OF THE
SECURITIES EXCHANGE ACT OF 1934

Date of Report (Date of earliest event reported): February 21, 2022

MALACCA STRAITS ACQUISITION COMPANY LIMITED

(Exact name of registrant as specified in its charter)

Cayman Islands	001-39383	N/A
(State or other jurisdiction of incorporation)	(Commission File Number)	(IRS Employer Identification No.)

Unit 601-2

St. George’s Building

2 Ice House Street Central, Hong Kong

(Address of principal executive offices, including zip code)

Registrant’s telephone number, including area code: +852 21060888

Not Applicable
(Former name or former address, if changed since last report)

Securities registered pursuant to Section 12(b) of the Act:

Title of Each Class	Trading Symbol(s)	Name of Each Exchange on Which Registered
Units, each consisting of one Class A Ordinary Share and one-half of one Redeemable Warrant	MLACU	The Nasdaq Stock Market LLC
Class A Ordinary Shares, par value $0.0001 per share	MLAC	The Nasdaq Stock Market LLC
Warrants, each whole warrant exercisable for one Class A Ordinary Share for $11.50 per share	MLACW	The Nasdaq Stock Market LLC

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions:

☐	Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)

☐	Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)

☐	Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))

☐	Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

Indicate by check mark whether the registrant is an emerging growth company as defined in Rule 405 of the Securities Act of 1933 (§230.405 of this chapter) or Rule 12b-2 of the Securities Exchange Act of 1934 (§240.12b-2 of this chapter).

Emerging growth company ☒

If an emerging growth company, indicate by check mark if the registrant has elected not to use the extended transition period for complying with any new or revised financial accounting standards provided pursuant to Section 13(a) of the Exchange Act. ☐

Item 5.02 Departure of Directors or Certain Officers; Election of Directors; Appointment of Certain Officers; Compensatory Arrangements of Certain Officers.

On February 21, 2022, Kenneth Ng informed the Board of Directors (the “Board”) of Malacca Straits Acquisition Company Limited, a Cayman Islands exempted company (the “Company”), of his intention to resign as the Chief Executive Officer, President and a director of the Company effective immediately. His resignation was not due to any disagreement with the Company. Following his resignation, Mr. Ng will serve as a Senior Advisor to the Company.

To fill the vacancy created by Mr. Ng’s resignation, on February 21, 2022, the Board appointed Gordon Lo to serve as the Chief Executive Officer, President and a member of the Board, effective immediately.

Mr. Gordon Lo, age 42, has been the Chief Financial Officer and Chief Operating Officer of Donaco International Limited (ASX: DNA), a company engaged in leisure and entertainment businesses in the Asia-Pacific region, since January 2020. Prior to that, he was the Chief Financial Officer and Secretary of China Ruifeng Renewable Energy Holdings Limited (0527.HK), a company principally engaged in the operation of wind farms in China, from December 2018 to December 2019. From August 2018 to November 2018, Mr. Lo served as the Financial Controller of VHQ Hong Kong Holdings Ltd. (VHQ-KY 4803), a media company with operations in China, Malaysia and Singapore. Mr. Lo was the Regional Tax Director (Asia-Pacific) of W.L. Gore & Associates (Hong Kong) Limited, a wholesale distributor of piece goods or yard goods of natural or manmade fibers, from September 2014 to February 2018. Mr. Lo is a fellow member of Hong Kong Institute of Certified Public Accountants and a certified public accountant in Hong Kong, and a fellow member of The Association of Chartered Certified Accountants and a Certified Chartered Accountant in the U.K. Mr. Lo received his Bachelor of Business Administration degree in Accountancy from the City University of Hong Kong and his Master of Science degree in Investment Management from Hong Kong University of Science and Technology. Mr. Lo is well-qualified to serve on the Board due to his extensive corporate finance and publicly-listed company experience.

There are no family relationships between Mr. Lo and any director, executive officer, or person nominated or chosen by the Company to become an executive officer of the Company. There are no transactions between the Company and Mr. Lo that are subject to disclosure under Item 404(a) of Regulation S-K.

In connection with the appointment, in February 2022, the Company and Mr. Lo entered into a certain letter agreement and indemnification agreement, which are substantially similar to the letter agreement and indemnification agreements, respectively, entered into by the other officers and directors in connection with the Company’s initial public offering.

SIGNATURE

Pursuant to the requirements of the Securities Exchange Act of 1934, the registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

MALACCA STRAITS ACQUISITION COMPANY LIMITED
Dated: February 24, 2022
	By:	/s/ Gordon Lo
		Name:	Gordon Lo
		Title:	Chief Executive Officer and President (Principal Executive Officer)

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